Filed Pursuant to Rule 424(b)(3)

Registration No. 333-174640

Prospectus Supplement No. 1

(to Prospectus dated September 28, 2011)

7,000,000 SHARES

CURRENCYSHARES® CHINESE RENMINBI TRUST

This Prospectus Supplement No. 1 amends and supplements our prospectus dated September 28, 2011 (the “Prospectus”) and should be read in conjunction with, and must be delivered with, the Prospectus.

Under “Creation and Redemption of Shares,” the third sentence in the first full paragraph on page 30 of the Prospectus is hereby deleted and replaced in its entirety with the following: “As of September 30, 2011, Knight Execution & Clearing Services LLC and Merrill Lynch Professional Clearing Corp. have each signed a Participant Agreement with the Trustee and the Sponsor and may create and redeem Baskets.”

The Prospectus remains unchanged in all other respects. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

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The date of this Prospectus Supplement is September 30, 2011